                                                                    EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement of Sepracor Inc. on Form S-8 relating to the 1991 Restated Stock Option Plan, of our report dated February 2, 1999 on the financial statements of BioSphere Medical, Inc. (formerly BioSepra Inc.) and subsidiaries as of and for the year ended December 31, 1998, included in Sepracor Inc.'s 1998 Annual Report on Form 10-K/A.

                                     /s/ Arthur Andersen LLP

                                         Arthur Andersen LLP


Boston, Massachusetts
August 10, 1999